Exhibit 99.1

Aptevo Therapeutics Provides a 1Q26 Business Update; RAINIER on Track for 2026 Completion and Phase 2 Dose Selection

Mipletamig continues to perform, delivers 87% clinical benefit and 81% remission in frontline AML, with no CRS in frontline patients

Executive leadership transition complete. Jeff Lamothe appointed CEO; Marvin White assumes Executive Chair

$60 million equity line of credit enhances financial flexibility and extends access to capital through achievement of key catalysts into 2029

SEATTLE, WA – May 13, 2026 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company focused on developing novel immune-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, today provided a business update.

“Aptevo is entering a defining period as a company, supported by growing clinical momentum, a committed leadership team, and a pipeline with the potential to create significant long-term value,” said Jeff Lamothe, President and Chief Executive Officer of Aptevo. “Mipletamig continues to generate compelling frontline AML data, combining strong remission activity with a differentiated safety profile with the potential as an important addition to standard-of-care therapy. At the same time, we are continuing to advance our next generation of multispecific immunotherapy programs, including our emerging trispecific candidates, which are designed to address complex solid tumors through differentiated mechanisms and targeted immune modulation. We believe our ADAPTIR and ADAPTIR-FLEX platforms position Aptevo to expand into multiple high-value areas of oncology innovation. With meaningful clinical and strategic milestones ahead, financial flexibility to support execution, and increasing validation of multispecific approaches throughout the industry, we believe we are building from an increasingly strong foundation for future growth and value creation.”

RAINIER trial on track for completion and Phase 2 dose selection by year end.

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Mipletamig continues to generate strong data in frontline acute myeloid leukemia (AML) in combination with venetoclax + azacitidine. Across 31 evaluable patients (includes data through RAINIER Cohort 5, plus 4 patients from the previously completed dose expansion trial), the data has demonstrated continued efficacy, including:
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87% clinical benefit rate* demonstrates broad anti-leukemia activity and blast reduction across response categories

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81% CR or CRi (remission), compared to 66.4% in the Phase 3 VIALE-A trial**
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65% achieved CR (complete remission), compared to 37% in the Phase 3 VIALE-A trial**
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No cytokine release syndrome (CRS), a common and often dose-limiting toxicity associated with similar therapies, has been observed in frontline patients to date

The data also show that 52% of patients who achieved CR/CRi had blast reductions that reached the important measurable residual disease-negative level, a result that is typically associated with stronger, more durable responses.

As the dataset continues to expand, efficacy and safety outcomes continue to deliver favorable results, further supporting mipletamig’s potential in the frontline setting.

*Clinical benefit rate: complete remission (CR), complete remission with incomplete hematologic recovery (CRi), and partial remission (PR)

**Phase 3 VIALE-A trial evaluating venetoclax plus azacitidine in frontline intent-to-treat AML patients who were ineligible for intensive induction chemotherapy, the reported composite CR/CRi rate was 66.4%, and the CR rate was 37% (DiNardo et al., New England Journal of Medicine, 2020).

Completed Leadership Transitions; Company Poised for a Defining Year
Aptevo entered 2026 with purposeful momentum, highlighted by a planned executive leadership transition designed to support the company’s next phase of growth. Jeff Lamothe was appointed President and Chief Executive Officer, while Marvin White transitioned to Executive Chair. The move reflects continuity in strategy while positioning the organization for focused execution across clinical development, capital strategy, and long-term value creation.

Q1 2026 Cash Position

Aptevo had cash and cash equivalents totaling $14.5 million as of March 31, 2026. During the first quarter of 2026, the company raised $0.9 million, net, under the company’s Standby Equity Purchase Agreements (SEPAs) with Yorkville. For additional APVO financial information and complete access to the company’s filings, click here.

Enhanced Financial Flexibility Supports Upcoming Catalysts
During the quarter, Aptevo secured a $60 million SEPA, providing meaningful access to capital and extending financial flexibility as the company advances toward planned milestones. Management believes the facility better positions Aptevo to execute strategically, support ongoing development programs, and approach future opportunities from a position of greater strength.

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific and trispecific immunotherapies for the treatment of cancer. The company has two clinical candidates. Mipletamig is currently being evaluated in RAINIER, a two-part Phase 1b/2 trial for the treatment of frontline acute myeloid leukemia in combination with standard-of-care venetoclax + azacitidine. Mipletamig has received orphan drug designation

("orphan status") for AML according to the Orphan Drug Act. ALG.APV-527, a bispecific conditional 4-1BB agonist active only upon simultaneous binding to 4-1BB and 5T4, is being co-developed with Alligator Bioscience and was most recently evaluated in a Phase 1 clinical trial for the treatment of multiple solid tumor types likely to express 5T4. The company has six preclinical candidates designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR and ADAPTIR-FLEX. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax + azacitidine on a targeted patient population will continue to show remissions, whether further study of mipletamig in a Phase 1b dose-optimization trial will continue to report a favorable safety profile, let alone no instances of cytokine release syndrome, whether Aptevo’s final trial results will vary from its earlier assessment, whether Aptevo’s strategy will translate into an improved overall survival in AML, especially among patient subgroups with poor prognosis, whether further study of ALG.APV-527 across multiple tumor types will continue to show clinical benefit, the possibility and timing of interim data readouts for ALG.APV-527, development and continued development of Aptevo's current and potential future molecules, including its trispecific candidates, statements related to Aptevo’s cash position and balance sheet, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, statements regarding Aptevo’s leadership transition, strategic direction, business outlook, expected future performance and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and

changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises, geopolitical risks, including the current war between Russia and Ukraine, the United States and Iran and any other military event that could evolve out of any of the current conflicts, and macroeconomic conditions such as economic uncertainty, imposition of tariffs, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Vice President, Investor Relations & Corporate Communications

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628